SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                         FORM 8-K/A


                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  December 31, 1996

                    MILLIPORE CORPORATION
   (Exact name of registrant as specified in its charter)



     Massachusetts            0-1052          04-2170233
    (State or other        (Commission       (IRS Employer
    jurisdiction of        File Number)     Identification
   incorporation or                              No.)
     organization)

  80 Ashby Road, Bedford, Massachusetts          01730
(Address of principal executive offices)      (Zip Code)

 Registrant's telephone number, including area code: (617) 275-9200




                            INDEX


Item 7.    Financial Statements and Exhibits

       (a) Financial Statements of Amicon
           Report of Independent Accountants

                    Combined Balance Sheet at December 31,1996

                    Combined Statement Of Operations for the year ended December 31, 1996

                    Combined Statement of Cash Flows for the year ended December 31, 1996

                    Notes to the Combined Financial
                    Statements

                    Financial Statements of Tylan General,
                    Inc.

                    Report of Independent Auditors

                    Consolidated Statements of Income for
                    the years ended October 31, 1994, 1995 and
                    1996

                    Consolidated Balance Sheets at October
                    31, 1995 and 1996

                    Consolidated Statements of Stockholders'
                    Equity for the years ended October 31, 1994, 1995 and 1996

                    Consolidated Statements of Cash Flows
                    for the years ended October 31, 1994, 1995
                    and 1996

                    Notes to Consolidated Financial
                    Statements

               (b)  Pro Forma Financial Information
                    Introductory Information

                    Unaudited Pro Forma Statement of Income
                    for the year ended December 31, 1996

                    Unaudited Pro Forma Balance Sheet at
                    December 31, 1996
                    Notes to Unaudited Pro Forma Financial
                    Information

(b)  Pro Forma Financial Information


                        Introduction
                       (in thousands)

Acquisition of Amicon
On December 31, 1996, Millipore acquired the net assets of the Amicon Separation Science Business of W.R. Grace & Co. (Amicon) for approximately $129,265 in cash, including transaction costs. This acquisition was accounted for as a purchase, and accordingly, the purchase price was preliminarily allocated to the identifiable tangible and intangible assets based on the estimated fair market values of those assets. The Company also accrued $27,000 for additional costs associated with the acquisition. The purchase price was allocated to the net assets acquired as follows:

Current assets                 $  30,328
Property, plant and equipment     15,474
Intangible assets                 50,753
Purchased     Research      &     68,311
Development
Other assets                         596
Current liabilities              (9,197)
                               $ 156,265

Identifiable intangible assets included trade names and patented and unpatented complete technology. These intangible assets will be amortized over their estimated useful lives ranging from five to thirty years. The value assigned to purchased research and development, for which technical feasibility had not been achieved, was charged to earnings in the fourth quarter of 1996 and is included in the historical Millipore statement of income for the year ended December 31, 1996.

Millipore financed the acquisition of Amicon by drawing down funds on a 90 day $250,000 bridge loan which was made available to the Company as temporary financing pending finalization in January, 1997 of a long-term $450,000 revolving credit facility. Borrowings required to complete the acquisition of $124,397 are included in Millipore's historical balance sheet at December 31, 1996.

As  this acquisition was completed on the last business  day of 1996, the assets acquired and liabilities assumed are included in Millipore's historical balance sheet at December 31, 1996. Amicon had a December 31 year end, which is the same year end as Millipore. The unaudited pro forma statement of income for the year ended December 31, 1996 was prepared as if the acquisition had occurred on January 1, 1996.

Acquisition of Tylan General, Inc.
On January 22, 1997, Millipore successfully completed a cash tender offer for all of the outstanding common stock of Tylan General, Inc. (Tylan) for $16.00 per share. Tylan became a wholly owned subsidiary of Millipore on January 27, 1997. The purchase price was $133,000 and was funded through the Company's $450,000 revolving credit facility discussed above. In addition, Millipore assumed all of Tylan's outstanding debt, net of cash. This acquisition will be accounted for as a purchase by Millipore in the first quarter of 1997.

As part of the purchase accounting to be recorded in the first quarter of 1997, Millipore expects to record a non-tax deductible charge in the range of $50,000 to $100,000 for purchased research and development for which technical feasibility has not yet been achieved. Millipore also expects to record an accrual in the range of $35,000 in the first quarter of 1997 for transaction and other costs directly associated with the acquisition. No purchased research and development expense relating to the Tylan acquisition has been included in the pro forma statement of income for the year ended December 31, 1996.

Millipore  has  reflected the high end of its  estimate  for purchased research and development expense, $100,000, as well as its estimate for costs associated with this acquisition of $35,000 as pro forma adjustments to retained earnings and accrued expenses, respectively, in the pro forma balance sheet at December 31, 1996. In addition, Millipore has assumed intangible assets acquired are $18,646 and has reflected this amount as a pro forma adjustment in the pro forma balance sheet at December 31, 1996.

The unaudited pro forma balance sheet at December 31, 1996 was prepared as if the acquisition of Tylan had occurred on December 31, 1996. The unaudited pro forma statement of income for the year ended December 31, 1996 was prepared as if the acquisition of Tylan had occurred on January 1, 1996.

Tylan had an October 31 year end. For purposes of presenting an unaudited pro forma statement of income for the year ended December 31, 1996, the historical results of Tylan's operations for the year ended October 31, 1996 have been included with Millipore's results of operations for the year ended December 31, 1996. For purposes of presenting the pro forma balance sheet at December 31, 1996, the historical accounts of Tylan at October 31, 1996 have been included with Millipore's balance sheet accounts at December 31, 1996. The impact resulting from these differences in periods is not material.

The unaudited pro forma financial statements are intended for informational purposes and are not necessarily indicative of the future financial position or future results of operations of the combined entity. These condensed pro forma financial statements should be read in conjunction with the Annual Report on Form 10-K for the year ended December 31, 1996, and the historical financial statements of Amicon and Tylan filed as part of this report on Form 8-K.
                    Millipore Corporation
           Unaudited Pro Forma Statement of Income
            For the year ended December 31, 1996
            (in thousands, except per share data)




                 Historical                       Pro Forma
                 Millipore  Amicon    Tylan       Adjustments     Results
                                                Amicon   Tylan

Net Sales        $618,735 $ 57,481  $148,339                     $824,555
Cost of Sales     249,443   25,491    88,938   2,500(A) 5,000(E)  371,372
Gross Profit      369,292   31,990    59,401                      453,183

Selling,
general and       202,140   20,748    43,512   2,537(B) 1,240(F)  270,177
administrative
expenses

Research and
Development       38,429     5,252    11,807                       55,488
Expenses

Purchased
Research and      68,311         -         -        -         -    68,311
Development
Expense

Operating         60,412     5,990     4,082  (5,037)  (6,240)     59,207
Income

Gain on sale of
equity             5,329         -         -                        5,329
securities

Interest          (8,718)     (378)   (1,811) (8,708)  (9,310)    (28,925)
Expense, net                                      (C)      (G)


Other expense          -    (1,010)     (993)            728(H)    (1,275)

Income before
income taxes      57,023     4,602     1,278  (13,745) (14,822)    34,336

Provision for     13,401     1,868       483   (4,811)  (3,004)     7,937
income taxes                                       (D)      (I)

Extraordinary
Item, net of           -         -      (224)                        (224)
income tax
benefit

Net Income       $43,622    $2,734      $571  $(8,934)  $(11,818) $26,175

Net Income per
common share      $1.00                                             $0.60

Weighted
average common
shares            43,602                                           43,602
outstanding


                    Millipore Corporation
              Unaudited Pro Forma Balance Sheet
                      December 31, 1996
                       (in thousands)

                                     Historical      Pro Forma
                                 Millipore  Tylan    Adjustments Results

Assets

Current assets:
   Cash                          $4,010   $2,664                  $6,674
   Short-term investments        42,860        -                  42,860
   Accounts receivable          151,653   21,642                 173,295
   Inventories                  106,410   28,899    5,000(A)     140,309
   Other current assets           6,979    5,549                  12,528
     Total current assets       311,912   58,754                 375,666

Property, plant and equipment,  203,017   27,185                 230,202
net
Intangible assets                58,866   2,784    15,862(B)     77,512
Deferred income taxes            69,086     866                  69,952
Other assets                     40,011   1,756                  41,767

Total assets                   $682,892 $91,345   $20,862      $795,099

Liabilities and Shareholders'
Equity

Current liabilities:
   Notes payable               $101,546    $8,411              $109,957
   Accounts payable              34,404    14,204                48,608
   Accrued expenses              57,011     6,470     35,000(C)  98,481
   Accrued divestiture costs      3,604      -                    3,604
   Dividends payable              3,899      -                    3,899
   Accrued retirement plan        4,705      -                    4,705
   contributions
   Accrued income taxes payable  11,231      412                 11,643
     Total current liabilities  216,400   29,497      35,000    280,897

Long-term debt                  224,359   14,193     133,000(D) 371,552
Other liabilities                24,528      517                 25,045
Shareholders' equity:
   Common stock                  56,988        8          (8)(E) 56,988
   Additional paid-in capital     8,800   37,544     (37,544)(E)  8,800

   Unrealized gain on securities  9,536        -                  9,536
   available for sale
   Retained earnings            548,598   10,053    (110,053)(F)448,598
   Notes receivable - stock           -     (333)        333(E)       -
   purchases
   Translation adjustments       (8,280)    (134)        134(E)  (8,280)
                                615,642   47,138    (147,138)   515,642

   Less:  Treasury stock at cost(398,037)      -               (398,037)

     Total shareholders' equity  217,605  47,138    (147,138)   117,605


Total liabilities and           $682,892 $91,345     $20,862   $795,099
shareholders' equity
                    Millipore Corporation
      Notes to Unaudited Pro Forma Financial Statements
                       (in thousands)


I.)  Pro Forma Adjustments to Millipore Corporation's 1996
     Statement of Income:

     Related to Amicon Acquisition:

         (A)Record write-off of acquired inventory written up from Amicon's historical cost to net realizable value on the date of acquisition.

         (B)Record twelve months amortization expense on $50,753 of intangible assets being amortized over their average estimated useful lives of 20 years.

         (C)Record twelve months interest expense assuming borrowings of $124,397 and an annual interest rate of 7 percent.

         (D)Record income tax benefit of pro forma adjustments using an effective income tax rate of 35 percent, which is Millipore's marginal tax rate.

         Related to Tylan Acquisition:

         (E)Record estimated write-off of acquired inventory written up from Tylan's historical cost to net realizable value on the date of acquisition.

         (F)Record twelve months amortization expense on an estimated $18,646 of intangible assets being amortized over their average estimated useful lives of 15 years.

         (G)Record twelve months interest expense assuming borrowings of $133,000 and an annual interest rate of 7 percent.

         (H)Eliminate $728 of historical Tylan expenses for costs to defer potential unsolicited attempt to acquire Tylan. These costs were included in other expense in the 1996 historical Tylan Statement of Income.

         (I)Record income tax benefit of pro forma adjustments G and H using an effective income tax rate of 35 percent, which is Millipore's marginal tax rate. Pro forma adjustments E and F are not tax effected as neither item is tax deductible.


II.) Pro Forma Adjustments to Millipore Corporation Balance
     Sheet at December 31, 1996:

         (A)Record estimated write-up of inventory in Tylan acquisition from Tylan's historical cost to net realizable value on the date of acquisition.

         (B)Intangible Assets - adjustments consist of the following:

          - Recording of estimated Intangible Assets in
                    Tylan Acquisition             $18,646
          -         Eliminate existing Tylan Intangible
                    Assets                         (2,784)
                    Total Pro Forma Adjustment    $15,862

         (C)        Record accrual for estimated
         transaction costs to be incurred in the
         acquisition of Tylan as well as estimated additional costs associated with the acquisition.

         (D)        Record borrowings for $133,000 to
         acquire all of the outstanding shares of common stock of Tylan

         (E)        Eliminate historical shareholders'
         equity accounts of Tylan

         (F)        Retained Earnings - adjustment consists
         of the following:

          -         Elimination of Tylan's historical
                    Retained Earnings                      $(10,053)
          -         Estimated Purchased Research and
                    Development expense arising from Tylan
                    acquisition                            (100,000)

                                                          ($110,053)
                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          MILLIPORE CORPORATION
                               (Registrant)




Date:  March 17, 1997     /s/ Geoffrey Nunes
                          Geoffrey Nunes
                          Senior Vice President